

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                           0000872467
<NAME>                          KRUPP GOVERNMENT INCOME TRUST II

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>               DEC-31-1999
<PERIOD-END>                    JUN-30-1999
<CASH>                           20,722,659
<SECURITIES>                    229,636,546<F1>
<RECEIVABLES>                     1,801,722
<ALLOWANCES>                              0
<INVENTORY>                               0
<CURRENT-ASSETS>                 10,139,750<F2>
<PP&E>                                    0
<DEPRECIATION>                            0
<TOTAL-ASSETS>                  262,300,677
<CURRENT-LIABILITIES>             2,918,131<F3>
<BONDS>                                   0
<PREFERRED-MANDATORY>                     0
<PREFERRED>                               0
<COMMON>                        259,399,589
<OTHER-SE>                           17,043<F4>
<TOTAL-LIABILITY-AND-EQUITY>    262,300,677
<SALES>                                   0
<TOTAL-REVENUES>                  8,962,776<F5>
<CGS>                                     0
<TOTAL-COSTS>                             0
<OTHER-EXPENSES>                  2,180,845<F6>
<LOSS-PROVISION>                          0
<INTEREST-EXPENSE>                        0
<INCOME-PRETAX>                   6,781,931
<INCOME-TAX>                              0
<INCOME-CONTINUING>               6,781,931
<DISCONTINUED>                            0
<EXTRAORDINARY>                           0
<CHANGES>                                 0
<NET-INCOME>                      6,781,931
<EPS-BASIC>                             0
<EPS-DILUTED>                             0

<F1>     Includes Participating Insured Mortgage Investments ("PIMIs")
         (insured mortgages of $132,454,926 and Additional Loans of $23,298,351) Participating Insured Mortgages ("PIMs") of $38,165,995 and Mortgage-backed Securities ("MBS") of $35,717,274.

<F2>     Includes prepaid acquisition fees and expenses of $15,457,112 net of accumulated amortization of $7,910,218 and prepaid participation servicing fees of $5,152,370 net of accumulated amortization of $2,559,514.

<F3>     Includes deferred income on Additional Loans of $2,737,012.

<F4>     Unrealized loss on MBS.

<F5>     Represents interest income on investments in mortgages and cash.

<F6>     Includes $980,656 of amortization of prepaid fees and expenses.




